Exhibit 99.1
PRESS RELEASE

For release:	August 3, 2010

Contact:	Media Linda Hohn Associate General Counsel (610) 660-6862 lhohn@global-indemnity.com
Global Indemnity plc Reports Second Quarter 2010 Financial Results
Dublin, Ireland (August 3, 2010) — Global Indemnity plc (NASDAQ:GBLI) today reported net income for the three months ended June 30, 2010 of $24.5 million or $0.81 per share compared to net income of $16.3 million or $0.64 per share for the same period in 2009. Results for the six months ended June 30, 2010 include net income of $43.4 million or $1.44 per share compared to net income of $23.4 million or $1.09 per share for the same period of 2009. Operating income for the three months ended June 30, 2010 was $20.7 million or $0.69 per share compared to operating income of $12.7 million or $0.50 per share for the same period of 2009. Operating income for the six months ended June 30, 2010 was $28.6 million or $0.95 per share compared to operating income of $26.2 million or $1.22 per share for the same period of 2009.
Selected Operating and Balance Sheet Data

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
(Dollars in millions, except per share data)	2010	2009	2010	2009

Net income	$24.5	$16.3	$43.4	$23.4
Net income per share	$0.81	$0.64	$1.44	$1.09

Operating income	$20.7	$12.7	$28.6	$26.2
Operating income per share	$0.69	$0.50	$0.95	$1.22
Operating income, a non-GAAP financial measure, is equal to net income excluding after-tax net realized investment gains / (losses). A reconciliation of operating income is set forth at the end of this press release.

	As of	As of	As of
	June 30,	March 31,	December 31,
(Dollars in millions, except per share amounts)	2010	2010	2009

Book value per share	$28.73	$28.05	$27.48
Shareholders’ equity	$872.3	$850.6	$832.0
Cash and invested assets	$1,683.5	$1,731.1	$1,731.3

Selected Financial Data for the Three Months Ended June 30, 2010:
•	Net income of $24.5 million or $0.81 per share.

•	Operating income of $20.7 million or $0.69 per share.

•	Gross premiums written of $92.1 million.

•	Current accident year combined ratio of 101.9.

•	Calendar year combined ratio of 82.5.

•	After tax investment return of 2.9%, including $3.8 million of realized investment gains, net of tax.

•	Shareholders’ equity growth of 2.6%.

•	Book value per share growth of 2.4%.
Selected Financial Data for the Six Months Ended June 30, 2010:
•	Net income of $43.4 million or $1.44 per share.

•	Operating income of $28.6 million or $0.95 per share.

•	Gross premiums written of $184.9 million.

•	Current accident year combined ratio of 102.7.

•	Calendar year combined ratio of 91.9.

•	After tax investment return of 4.1%, including $14.8 million of realized investment gains, net of tax.

•	Shareholders’ equity growth of 4.8%.

•	Book value per share growth of 4.6%.
Global Indemnity plc’s Combined Ratio for the Three Months Ended June 30, 2010 and 2009
The combined ratio is a key measure of insurance profitability. The components comprising the combined ratio are as follows:

	Three Months Ended June 30,
	2010	2009
Loss Ratio:
Current Accident Year	64.9	61.8
Changes to Prior Accident Year	(21.2)	(2.9)

Loss Ratio — Calendar Year	43.7	58.9

Expense Ratio	38.8	40.1

Combined Ratio	82.5	99.0

For the three months ended June 30th, the calendar year loss ratio decreased by 15.2 points to 43.7 points in 2010 from 58.9 points in 2009.
•	The current accident year loss ratio increased by 3.1 points to 64.9 points in 2010 from 61.8 in 2009.
•	The property loss ratio increased by 8.4 points to 60.3 points in 2010 from 51.9 points in 2009 primarily due to increased frequency of storms and higher reinsurance costs.

•
The casualty loss ratio improved 0.8 points to 68.5 points in 2010 from 69.3 points in 2009 due primarily to the growth and improved performance of the casualty business in reinsurance operations and improved performance of the casualty business in insurance operations.

•
Current year results include an 18.3 point reduction in the loss ratio due to better than anticipated emergence of $15.8 million of loss and loss adjustment expenses in the insurance operation’s casualty lines.

For the three months ended June 30th, the expense ratio decreased from 40.1 points in 2009 to 38.8 points in 2010.
•	The expense ratio decrease is mainly attributable to an increase in business from reinsurance operations, which has a lower expense ratio than insurance operations.
Global Indemnity plc’s Three Months Ended June 30, 2010 and 2009 Gross and Net Premiums Written Results by Business Unit

	Three Months Ended June 30,
	Gross Premiums Written		Net Premiums Written
(Dollars in thousands)	2010	2009	2010	2009
Insurance Operations	$61,531	$72,687	$49,011	$58,791
Reinsurance Operations	30,519	18,793	30,512	18,687

Total	$92,050	$91,480	$79,523	$77,478

Insurance Operations: Gross premiums written for the three months ended June 30, 2010 decreased 15.3%, and net premiums written for the three months ended June 30, 2010 decreased 16.6%, compared to the same period in 2009. The reduction in gross premium is comprised mainly of the following:
•	$3.4 million due to terminated programs and agents.

•	Price decreases in aggregate of approximately 2.7%.

•	Continued soft market conditions.
Reinsurance Operations: Gross premiums written for the three months ended June 30, 2010 increased 62.4%, and net premiums written increased 63.3%, compared to the same period in 2009. The increase in gross and net premiums written is primarily due to new excess of loss and quota share treaties.
Global Indemnity plc’s Combined Ratio for the Six Months Ended June 30, 2010 and 2009
The combined ratio is a key measure of insurance profitability. The components comprising the combined ratio are as follows:

	Six Months Ended June 30,
	2010	2009
Loss Ratio:
Current Accident Year	64.0	61.8
Changes to Prior Accident Year	(12.8)	(1.9)

Loss Ratio — Calendar Year	51.2	59.9

Expense Ratio	40.7	39.7

Combined Ratio	91.9	99.6

For the six months ended June 30th, the calendar year loss ratio decreased by 8.7 points to 51.2 points in 2010 from 59.9 points in 2009.
•	The current accident year loss ratio increased by 2.2 points to 64.0 points in 2010 from 61.8 in 2009.
•	The property loss ratio increased by 6.4 points to 58.6 points in 2010 from 52.2 points in 2009 primarily due to increased frequency of storms and higher reinsurance costs.

•
The casualty loss ratio improved 0.6 points to 68.1 points in 2010 from 68.7 points in 2009 due primarily to the growth and improved performance of the casualty business in reinsurance operations and improved performance of the casualty business in insurance operations.

•
Current year results include a 10.9 point reduction in the loss ratio due to better than anticipated emergence of $17.9 million primarily in the insurance operation’s casualty lines and $0.8 million in the reinsurance operations property lines.

For the six months ended June 30th, the expense ratio increased from 39.7 points in 2009 to 40.7 points in 2010.
•
The expense ratio increase is mainly attributable to a decline in net premiums earned and the incurrence of infrastructure costs related to new product development, information technology upgrades, and redomestication expenses, partially offset by an increase in business from reinsurance operations, which has a lower expense ratio than insurance operations.

Global Indemnity plc’s Six Months Ended June 30, 2010 and 2009 Gross and Net Premiums Written Results by Business Unit

	Six Months Ended June 30,
	Gross Premiums Written		Net Premiums Written
(Dollars in thousands)	2010	2009	2010	2009
Insurance Operations	$115,602	$140,307	$92,489	$114,260
Reinsurance Operations	69,301	50,361	68,515	49,831

Total	$184,903	$190,668	$161,004	$164,091

Insurance Operations: Gross premiums written for the six months ended June 30, 2010 decreased 17.6%, and net premiums written for the six months ended June 30, 2010 decreased 19.1%, compared to the same period in 2009. The reduction in gross premium is comprised mainly of the following:
•	$6.5 million due to terminated programs and agents.

•	Price decreases in aggregate of approximately 2.5%.

•	Continued soft market conditions.
Reinsurance Operations: Gross premiums written for the six months ended June 30, 2010 increased 37.6%, and net premiums written increased 37.5%, compared to the same period in 2009. The increase in gross and net premiums written is primarily due to new excess of loss and quota share treaties.
# # #
Note: Tables Follow

GLOBAL INDEMNITY PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars and shares in thousands, except per share data)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
Gross premiums written	$92,050	$91,480	$184,903	$190,668

Net premiums written	$79,523	$77,478	$161,004	$164,091

Net premiums earned	$74,702	$74,732	$145,490	$153,272
Investment income, net	13,941	16,605	28,520	38,782
Net realized investment gains (losses)	5,597	5,398	19,801	(3,198)
Other income	342	—	342	—

Total revenues	94,582	96,735	194,153	188,856

Net losses and loss adjustment expenses	32,675	44,047	74,464	91,787
Acquisition costs and other underwriting expenses	29,008	29,972	59,156	60,786
Corporate and other operating expenses	5,063	3,663	9,959	7,638
Interest expense	1,833	1,832	3,572	3,686

Income before income taxes	26,003	17,221	47,002	24,959
Income tax expense	1,491	2,758	3,560	3,481

Net income before equity in net income (loss) of partnership	24,512	14,463	43,442	21,478
Equity in net income (loss) of partnership, net of tax	—	1,798	(29)	1,933

Net income	$24,512	$16,261	$43,413	$23,411

Weighted average shares outstanding—basic	30,207	25,401	30,196	21,482

Weighted average shares outstanding—diluted	30,237	25,420	30,219	21,499

Net income per share — basic	$0.81	$0.64	$1.44	$1.09

Net income per share — diluted	$0.81	$0.64	$1.44	$1.09

Combined ratio analysis:
Loss ratio	43.7	58.9	51.2	59.9
Expense ratio	38.8	40.1	40.7	39.7

Combined ratio	82.5	99.0	91.9	99.6

In computing the basic and diluted weighted share counts the number of shares outstanding prior to May 5, 2009 (the date that the common stock was issued in conjunction with the stockholders’ rights offering) was adjusted by a factor of 1.114 to reflect the impact of a bonus element associated with the rights offering in accordance with GAAP.
Per share amounts have been restated to reflect the 1-for-2 stock exchange effective July 2, 2010 when the Company completed its redomestication to Ireland.
The loss ratio, expense ratio and combined ratio are non-GAAP financial measures that are generally viewed in the insurance industry as indicators of underwriting profitability. The loss ratio is the ratio of net losses and loss adjustment expenses to net premiums earned. The expense ratio is the ratio of acquisition costs and other underwriting expenses to net premiums earned. The combined ratio is the sum of the loss and expense ratios.

GLOBAL INDEMNITY PLC
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	As of	As of
	June 30,	December 31,
	2010	2009
ASSETS

Bonds:
Available for sale securities, at fair value (amortized cost: 2010 - $1,427,771 and 2009 - $1,423,052)	$1,480,834	$1,471,572
Preferred shares:
Available for sale securities, at fair value (cost: 2010 - $930 and 2009 - $1,509)	2,098	2,599
Common shares:
Available for sale securities, at fair value (cost: 2010 - $86,838 and 2009 - $50,709)	89,029	63,057
Other invested assets:
Available for sale securities, at fair value (cost: 2010 - $4,255 and 2009 - $4,323)	5,390	6,854
Securities classified as trading, at fair value (cost: 2010 - $1,100 and 2009 - $1,145)	1,100	1,145

Total investments	1,578,451	1,545,227

Cash and cash equivalents	105,097	186,087
Agents’ balances	70,483	69,711
Reinsurance receivables	485,636	543,351
Federal income taxes receivables	3,795	3,521
Deferred federal income taxes	16,134	13,819
Deferred acquisition costs	34,727	33,184
Goodwill	4,820	—
Intangible assets	19,271	9,236
Prepaid reinsurance premiums	11,727	16,546
Other assets	26,076	25,098

Total assets	$2,356,217	$2,445,780

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss adjustment expenses	$1,168,759	$1,257,741
Unearned premiums	142,278	131,582
Ceded balances payable	4,769	16,009
Contingent commissions	5,927	11,169
Notes and debentures payable	121,427	121,569
Payable for securities	8,968	37,258
Other liabilities	31,821	38,476

Total liabilities	1,483,949	1,613,804

Shareholders’ equity:
Common shares, $0.0001 par value, 450,000,000 common shares authorized; Class A common shares issued: 21,340,929 and 21,243,345 respectively; Class A common shares outstanding: 18,302,169 and 18,215,239, respectively; Class B common shares issued and outstanding: 12,061,372 and 12,061,372, respectively	3	3
Additional paid-in capital	621,294	619,473
Accumulated other comprehensive income	43,702	48,481
Class A common shares in treasury, at cost: 3,038,760 and 3,028,106 shares, respectively	(100,883)	(100,720)
Retained earnings	308,152	264,739

Total shareholders’ equity	872,268	831,976

Total liabilities and shareholders’ equity	$2,356,217	$2,445,780

Share amounts have been restated to reflect the 1-for-2 stock exchange effective July 2, 2010 when the Company completed its redomestication to Ireland.

GLOBAL INDEMNITY PLC
SELECTED INVESTMENT DATA
(Unaudited)
(Dollars in millions)

	Market Value as of
	June 30,	Dec 31,
	2010	2009

Fixed Maturities	$1,480.8	$1,471.6
Cash and cash equivalents	105.1	186.1

Total bonds and cash and cash equivalents	1,585.9	1,657.7
Equities and other invested assets	97.6	73.6

Total cash and invested assets	$1,683.5	$1,731.3

	June 30, 2010 (a)
	Three Months	Six Months
	Ended	Ended

Net investment income	$11.8	$24.1

Net realized investment gain	3.8	14.8
Net unrealized investment (loss)	(3.5)	(4.6)

Net realized and unrealized investment	0.3	10.2

Total investment return	$12.1	$34.3

Average total cash and invested assets (b)	$1,684.8	$1,684.3

Total investment return % annualized	2.9%	4.1%

(a)	Amounts in this table are shown on an after-tax basis.

(b)	Simple average of beginning and end of period, net of payable for securities.

GLOBAL INDEMNITY PLC
SUMMARY OF OPERATING INCOME
(Unaudited)
(Dollars and shares in thousands, except per share data)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009

Operating income	$20,711	$12,712	$28,619	$26,183
Adjustments:
Net realized investment gains (losses), net of tax	3,801	3,549	14,794	(2,772)

Total after-tax adjustments	3,801	3,549	14,794	(2,772)

Net income	$24,512	$16,261	$43,413	$23,411

Weighted average shares outstanding — basic	30,207	25,401	30,196	21,482

Weighted average shares outstanding — diluted	30,237	25,420	30,219	21,499

Operating income per share — basic	$0.69	$0.50	$0.95	$1.22

Operating income per share — diluted	$0.68	$0.50	$0.95	$1.22

In computing the basic and diluted weighted share counts the number of shares outstanding prior to May 5, 2009 (the date that the common stock was issued in conjunction with the stockholders’ rights offering) was adjusted by a factor of 1.114 to reflect the impact of a bonus element associated with the rights offering in accordance with GAAP.
Per share amounts have been restated to reflect the 1-for-2 stock exchange effective July 2, 2010 when the Company completed its redomestication to Ireland.
Note Regarding Operating Income
Operating income, a non-GAAP financial measure, is equal to net income excluding after-tax net realized investment gains (losses). Operating income is not a substitute for net income determined in accordance with GAAP, and investors should not place undue reliance on this measure.

About Global Indemnity plc and its subsidiaries
Global Indemnity plc (NASDAQ:GBLI), through its several direct and indirect wholly owned subsidiary insurance and reinsurance companies, provides both admitted and nonadmitted specialty property and casualty insurance coverages in the United States, as well as reinsurance throughout the world. Global Indemnity plc’s five principal divisions include:
•	United States Based Insurance Operations:
•	Penn-America, which includes property and general liability products for small commercial businesses distributed through a select network of wholesale general agents with specific binding authority;

•	United National, which includes property, general liability, and professional lines products distributed through program administrators with specific binding authority;

•	Diamond State, which includes property, general liability, and professional lines products distributed through wholesale brokers and program administrators with specific binding authority;

•	CompGlobal, which provides workers’ compensation insurance.
•	International Reinsurance Operations:
•	Wind River Reinsurance Company, Ltd., a Bermuda based treaty and facultative reinsurer of excess and surplus lines and specialty property and casualty insurance.
For more information, visit the Global Indemnity plc website at http://www.globalindemnity.ie.

Teleconference and Webcast for Interested Parties
Larry A. Frakes, President and Chief Executive Officer of Global Indemnity plc, and Thomas McGeehan, Chief Financial Officer of Global Indemnity plc, will conduct a teleconference for interested parties on August 4, 2010 at 8:30 a.m. Eastern Time to discuss the second quarter 2010 results.
To participate in the teleconference, please telephone (800) 230-1059 (U.S. and Canada) or (612) 234-9959 (International) and you will be greeted by an operator. Please reference Global Indemnity plc Earnings Release Call or reference Larry Frakes.
The teleconference is being webcast by AT&T and can be accessed at the Company’s website at www.globalindemnity.ie. Please access the site at least 15 minutes prior to the teleconference to register, download and install any necessary software. The webcast is also being distributed over AT&T’s Audio-Only Web ConferenceCast. To access live or archived event, please use this URL: http://205.144.147.162/cgi-bin/confCast, Conference ID#: 165712 and click GO.
The teleconference will be available for replay beginning at 10:30 a.m. Eastern Time on August 4, 2010 until 11:59 p.m. September 4, 2010. To listen to the replay, please telephone (800) 475-6701 (U.S. and Canada) or (320) 365-3844 (International) then enter 165712.
Forward-Looking Information
Forward-looking statements contained in this press release are made under “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The types of risks and uncertainties which may affect the Company are set forth in its periodic reports filed with the Securities and Exchange Commission.